                                                                     EXHIBIT 2.1



                      PLAN AND AGREEMENT OF REORGANIZATION
                      ------------------------------------

     THIS PLAN AND AGREEMENT OF REORGANIZATION (hereinafter referred to as the "Agreement") is entered into as of this 25th day of October, 2000, by and between CREATIVE TECHNOLOGY & INTERACTIVE ENTERTAINMENT GROUP, INC. (hereinafter referred to as "CREATIVE"), MORNING SPLENDOR MANAGEMENT, INC. (hereinafter referred to as "MORNING") and MORGAN & LYNCH, INC., the shareholder of CREATIVE, (hereinafter referred to as "Shareholder").

                                   WITNESSETH
                                   ----------

     WHEREAS, CREATIVE is a Nevada corporation with authorized capital stock of 100,000,000 shares of $.01 par value Common Stock as of June 30, 2000 (hereinafter "CREATIVE Shares");

     WHEREAS, MORNING is a Nevada corporation with authorized capital stock of 25,000,000 shares of $.001 par value Common Stock, of which 2,100,000 shares were issued and outstanding as of June 30, 2000;

     WHEREAS, CREATIVE owns 70% of the issued and outstanding shares of stock of a corporation known as Creative Technology & Entertainment Group, Inc., a Nevada corporation;

     WHEREAS, MORNING desires to purchase from Shareholder 100% of the issued and outstanding shares of CREATIVE owned by Shareholder in exchange solely for MORNING shares of common stock ("Stock"); and

     WHEREAS, it is the intention of Shareholder to exchange the CREATIVE Shares held by it for Stock of MORNING, on the terms and conditions set forth herein;

         NOW THEREFORE in consideration of the foregoing and the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows:

                                    Article I

                                    EXCHANGE
                                    --------

     1.1 Exchange of Stock of CREATIVE. At the Closing Date (as defined in
Article VII hereof), in accordance with the provisions of this Agreement and applicable law, Shareholder shall transfer and MORNING shall acquire all of the CREATIVE Shares owned by Shareholder.


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

                                   Article II

                                  CONSIDERATION
                                  -------------

     2.1 Exchange. Shareholder and MORNING agree that all of the CREATIVE Shares owned by Shareholder shall be exchanged with MORNING for 8,500,000 shares of Common Stock. Such Stock shall be issued in certificates of such denominations, amounts and names as may be requested by Shareholder.

     2.2 Investment Intent. Shareholder represents and warrants that it is acquiring said shares for investment purposes only and not with a view towards resale or redistribution in violation of state and federal securities laws. Shareholder agrees to deliver to MORNING at the closing, a letter setting forth an agreement that said shares are being acquired for investment purposes only and will not be sold except in compliance with the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

     2.3 Delivery. At said closing, Shareholder shall deliver certificates for the shares of CREATIVE, duly endorsed in negotiable form, with signatures guaranteed, free and clear from all claims and encumbrances.

                                   Article III

                    REPRESENTATIONS AND WARRANTIES OF MORNING
                    -----------------------------------------

     MORNING represents and warrants to Shareholder as follows:

     3.1 Organization. MORNING is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Nevada and has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     3.2 Capitalization. As of the closing date, the authorized capital stock of MORNING shall consist of 2,100,000 shares of $.001 par value common stock, of which 25,000,000 are issued and outstanding. All said shares are validly issued, fully paid and non-assessable.

     3.3 Financial Statements. MORNING has furnished to Shareholder audited financial statements as of June 30, 2000. Said financial statements contain the balance sheet of MORNING. All of said financial statements, (i) are in accordance with MORNING's books and records, (ii) present fairly and financial position of MORNING as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     3.4 Changes in Financial Condition. Except as it relates to the transactions contemplated by this Agreement, from the date of the Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of MORNING from that set forth or reflected in the Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

         3.5 Authorization. MORNING has the power to enter into this Agreement, and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of MORNING. Other than approval by the Board of Directors and/or shareholders of MORNING, no proceedings are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of MORNING enforceable in accordance with its terms.

     3.6 Effect of Agreement. The execution and delivery by MORNING of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of MORNING, or any material agreement or instrument to which MORNING is a party or by which it is bound or is subject; (ii) nor will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of MORNING.

     3.7 Minutes Book. The records of meetings and other corporate actions of MORNING (including any committees of the Board) which are contained in the Minute books of MORNING contain complete and accurate records of the matters reflected in such minutes.

     3.8 Litigation; Claims. MORNING is not a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against MORNING or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of MORNING or the ability of MORNING to carry on its business. The consummation of the transactions herein


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


contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     3.9 Taxes and Reports. At the Closing Date, MORNING (i) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has either paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including the Closing Date.

     3.10 Compliance with Laws and Regulations. To the best of MORNING's knowledge MORNING has complied with, and are not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of MORNING's businesses.

     3.11 Finders. MORNING is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

     3.12 Nature of Representations. MORNING has taken reasonable care to ensure that all disclosures and facts are true and accurate, and that there are no other material facts, the omission of which would make misleading any statement herein. Further, to the best of MORNING's knowledge, no representation, warranty or agreement made by MORNING in this agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

                                   Article IV

           REPRESENTATIONS AND WARRANTIES OF CREATIVE AND SHAREHOLDER
           ----------------------------------------------------------

     CREATIVE and Shareholder, and each of them, represent and warrant to MORNING as follows:

     4.1 Organization. CREATIVE is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Nevada has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.



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


     4.2 Capitalization. The authorized capital stock of CREATIVE consists of one class of shares of stock, the total number of shares authorized is 100,000,000 shares of $.001 par value Common Stock, of which 500,000 are presently issued and outstanding. All said shares are validly issued, fully paid and non-assessable. There are no outstanding options, warrants, rights, commitments or agreements of any kind relating to the issuance of any shares of Common Stock or other equity or convertible security of CREATIVE to any person. None of the shares of Common Stock of CREATIVE is reserved for any purpose. CREATIVE is not subject to any obligation (contingent or otherwise), nor does it have any option to repurchase or otherwise acquire or retire any shares of its Common Stock.

     4.3 Subsidiary. CREATIVE has one subsidiary known as Creative Technology & Entertainment Group, Inc., a Nevada corporation. Of the total number of shares authorized and issued, CREATIVE owns 70% of the issued and outstanding shares of stock. There are no other outstanding options, warrants, rights, commitments or agreements of any kind relating to the issuance of any shares of common stock or other equity or convertible security of said subsidiary to any person.

     4.4 Authority. CREATIVE and Shareholder have the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors and/or shareholders of Shareholder, no proceedings on the part of Shareholder are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of CREATIVE and Shareholder enforceable in accordance with its terms.

     4.5 Financial Statements. CREATIVE has furnished to MORNING unaudited financial statements as of June 30, 2000 (the "Financial Statements). Said Financial Statements contain the balance sheet of CREATIVE. All of said Financial Statements, (i) are in accordance with CREATIVE's books and records,
(ii) present fairly and financial position of CREATIVE as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     4.6 Changes in Financial Condition. From the date of the Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of CREATIVE from that set forth or reflected in the Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.


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



     4.7 Title to Assets. CREATIVE has and on the Closing date will have good record and marketable title to all its assets. Such assets are subject to no mortgage, pledge, lien, conditional sales agreement, lease, encumbrance or charge whatsoever.

     4.8 All Patent/License Rights. To the best of its knowledge, CREATIVE owns or possesses the requisite licenses or other rights to use all licenses, patents, trademarks, service marks, service names and trade names presently used. There is no claim or action by any person, or proceeding pending, or threatened which challenges the exclusive rights of CREATIVE with respect to said rights used, or contemplated to be used, in CREATIVE's business. Nothing herein contained have or shall be deemed to constitute a representation or warranty that such licenses, patents, trademarks, or trade names may not be utilized or challenged in the future, and that they will be upheld if challenged.

     4.9 Contracts/Other Rights. Prior to the closing, CREATIVE will furnish MORNING with a true and complete list and description of all material contracts and licenses entered into by CREATIVE (the "Contracts") , including any contracts, licenses by and between CREATIVE and Shareholder, between them and with others. Each of the agreements, contract, commitments, leases, plans and other instruments, documents and undertakings to be supplied is valid and enforceable in accordance with its terms. CREATIVE is not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed in writing at the time of delivery, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of CREATIVE, contains any contractual requirement with which there is a likelihood CREATIVE will be unable to comply.

     4.10 Competition. Except as set forth in the Contracts described in 4.9 above, neither CREATIVE, nor any officer or director or Shareholder of CREATIVE has any material direct or indirect financial or economic interest in any related industry entity or in any competition or customer of CREATIVE.

     4.11 Effect of Agreement. The execution and delivery by CREATIVE and Shareholder of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of CREATIVE, or any material agreement or instrument to which CREATIVE or Shareholder is give to rise to any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of CREATIVE.

     4.12 Personal Property. All of the property, assets and equipment owned by or used by CREATIVE is in good repair, well maintained, and in good and satisfactory operating condition consistent with their age, free from any known defects, except such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations and such property, assets, and equipment which is owned by CREATIVE is valued on the Financial Statements at original purchase price less reasonable depreciation consistently applied in accordance with generally accepted accounting principles.

     4.13 Minutes Book. The records of meetings and other corporate actions of Shareholder and the Board of Directors (including any committees of the Board) of Shareholder and CREATIVE which are contained in the Minute books of Shareholder and CREATIVE contain complete and accurate records of the matters reflected in such minutes.

     4.14 Litigation; Claims. Neither Shareholder nor CREATIVE is a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against CREATIVE or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of CREATIVE or the ability of CREATIVE to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     4.15 Taxes and Reports. At the Closing Date, CREATIVE (i) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has either paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including the Closing Date. No state of facts exists or has existed which would constitute grounds for the assessment of any taxes with respect to the periods which have not been audited by the Internal Revenue Service or any other taxing authority. There are no outstanding tax elections, or agreements or waivers extending the statutory period of limitation, applicable to any federal or state return for taxes of CREATIVE for any period.

     4.16 Personnel. Included in the corporate records described, in part, in 4.12, is a true and correct list of all directors, officers and employees of CREATIVE. There are no bonuses, commissions or other compensation of any kind due to, or expected by, present or former employees, except regular compensation for the current payroll period; CREATIVE is not aware that any officer or employee has any intention to terminate his or her employment with CREATIVE; and CREATIVE is not a party to or bound by any employment agreement, or collective bargaining or other labor agreement.

     4.17 Compliance with Laws and Regulations. To the best of their knowledge, CREATIVE and Shareholder have complied with, and are not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of CREATIVE's businesses, which violation might have a material adverse effect on the business, financial condition or earnings of CREATIVE.

     4.18 Finders. CREATIVE and Shareholder, and each of them, are not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

     4.19 Leases. Prior to the closing, CREATIVE will furnish MORNING with true and complete list and description of all leases of real property and equipment by and between CREATIVE and the lessees. Each of said leases are valid and enforceable in accordance with its terms.

     4.20 Nature of Representation. CREATIVE and Shareholder have taken reasonable care to ensure that all disclosures and facts are true and accurate and that there are no other material facts, the omission of which would make misleading any statement herein. Further, no representation, warranty or agreement made by CREATIVE and Shareholder in this Agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

                                    Article V

                              ACCESS TO INFORMATION
                              ---------------------

     5.1 Access to Information. CREATIVE and Shareholder shall afford representatives of MORNING reasonable access to officers, personnel, and professional representatives of CREATIVE and such of the financial, contractual and corporate records of CREATIVE as shall be reasonably necessary for MORNING's investigations and appraisal of CREATIVE.

     5.2 Effect of Investigations. Any such investigation by MORNING of CREATIVE shall not affect any of the representations and warranties hereunder and shall not be conducted in such manner as to interfere unreasonably with the operation of the business of CREATIVE.

                                   Article VI

                      CONDITIONS TO OBLIGATIONS OF MORNING
                      ------------------------------------

     The obligations of MORNING under this Agreement are, at the option of MORNING, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     6.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by CREATIVE at or before the Closing Date shall have been duly complied with and performed.

     6.2 Accuracy of Representations and Warranties; Other, Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     6.3 No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon CREATIVE, or any of the officers or directors thereof, because of this consummation of the transactions contemplated by this Agreement.

     6.4 Regulation S Offering. MORNING understands that CREATIVE and SHAREHOLDER are currently negotiating for the placement of certain shares of stock in CREATIVE (and in MORNING) under Regulation S of the Securities Act of 1933, as amended. At or before the closing date, all documents and the terms and conditions of the proposed offering, unless waived by MORNING, shall be delivered by CREATIVE and SHAREHOLDER to MORNING for approval.

                                   Article VII

                    CONDITIONS TO OBLIGATIONS OF SHAREHOLDER
                    ----------------------------------------

     The obligations of Shareholder under this Agreement are, at the option of Shareholder, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     7.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by CREATIVE at or before the Closing Date shall have been duly complied with and performed.

     7.2 Accuracy of Representations and Warranties; Other Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     7.3 No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon CREATIVE, or any of the officers or directors thereof, because of the consummation of the transactions contemplated by this Agreement.

     7.4 MORNING Shareholders' Approval. MORNING shall have obtained the written consent of the majority of the holders of all outstanding shares of Common Stock of MORNING entitled to vote thereat, wherein said shareholders shall have voted in favor of (i) changing the name from MORNING SPLENDOR MANAGEMENT, INC. to CREATIVE TECHNOLOGY HOLDINGS, INC.; (ii) the election of those nominees of CREATIVE to act as the directors of MORNING, and (iii) approving and ratifying the transactions contemplated by this Agreement.

                                  Article VIII

                                     CLOSING
                                     -------

     8.1 Closing Date. The consummation of the exchange shall take place on October 31, 2000, 1:45 p.m., at the offices of Morgan & Lynch, Inc., 1900 Avenue of the Stars, Suite 1635, Los Angeles, CA 90067, or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

     8.2 Actions to be Taken by Parties on the Closing Date. On the Closing Date, each party shall deliver to the other all documents or agreements provided or herein to be delivered on the Closing Date.

     8.3 Other. Between the date hereof and the Closing Date, MORNING will take no actions, other than those reasonably required to consummate a closing, without the prior written consent of CREATIVE.

                                   Article IX

                         INDEMNIFICATION AND ARBITRATION
                         -------------------------------

     9.1 Indemnification. Each of the parties agree to indemnify and hold harmless the other against any and all damages, claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) resulting from or related to any breach of, or failure by each of the parties to perform any of their representations, warranties, covenants, conditions or agreements in this Agreement or in any schedule, certificate,, exhibit or other document furnished, or to be furnished under this Agreement.

     9.2 Claims of Indemnification. Any claim for indemnification pursuant to this Agreement, unless otherwise received by means of direct negotiation among the parties upon reasonable oral notification by the party seeking indemnification to all other parties, shall be made by writing of the nature and amount of the claim to the other.

                                    Article X

                               PAYMENT OF EXPENSES
                               -------------------

     10.1 Expenses Budget. Each party shall bear its own expenses relating to this transaction.

                                   Article XI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

     11.1 Survival. All statements contained in the Schedules, any Exhibit or other instrument delivered by or on behalf of the parties hereto or in connection with the transactions contemplated by this Agreement shall be deemed to be representations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

                                   Article XII

                                     GENERAL
                                     -------

     12.1 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable" the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     12.2 Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

     12.3 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing thereof.

                  To: CREATIVE TECHNOLOGY & ENTERTAINMENT GROUP, INC. 21351 Ridgetop Circle
                         Suite 300
                         Dulles, Virginia 20166

                  To:    MORNING SPLENDOR MANAGEMENT, INC.
                         1105 Terminal Way
                         Suite 202, Century Park
                         Reno, Nevada 89502

                  To:    Morgan & Lynch, Inc.
                         1900 Avenue of the Stars
                         Suite 1635
                         Los Angeles, CA 90067

     Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 12.2.

     12.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     12.5 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

         12.6 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     12.7 Time of Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

     12.8 Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

     12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

     12.10 Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above here written.



                                         MORNING SPLENDOR MANAGEMENT, INC.


                                         By:  /s/ Robert Gonzalez
                                            -----------------------------------
                                             Robert Gonzalez, President

                                         CREATIVE TECHNOLOGY & INTERACTIVE
                                         ENTERTAINMENT GROUP, INC.


                                         By:  /s/ Claudine O. Montenegro
                                            -----------------------------------
                                             Claudine O. Montenegro, Director


                                         MORGAN & LYNCH, INC.


                                         By:  /s/ Mary Jane Casabar
                                            -----------------------------------
                                             Mary Jane Casabar, President